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MECHANICS SAVINGS BANK
EXHIBIT (4.2)(b)

                 AMENDMENT NO. 1 TO THE MECHANICS SAVINGS BANK
                        1996 DIRECTOR STOCK OPTION PLAN

     This Amendment No. 1 to the Mechanics Savings Bank 1996 Director Stock Option Plan ("Amendment No. 1") dated as of January 1, 1998 is entered into by and between Mechanics Savings Bank, a Connecticut chartered stock savings bank with its main office located at 100 Pearl Street, Hartford, Connecticut (the "Bank") and MECH Financial, Inc., a Connecticut stock corporation, with its main office located at 100 Pearl Street, Hartford, Connecticut (the "Company").

                                    RECITALS
                                    --------

     WHEREAS, the Board of Directors (the "Board") of the Bank initially adopted the Mechanics Savings Bank 1996 Director Stock Option Plan on February 7, 1996 (the "Stock Option Plan");

     WHEREAS, the shareholders of the Bank approved the Plan at the 1996 Annual Meeting of the Bank's Shareholders;

     WHEREAS, the Company has acquired all of the Bank's common stock, par value $0.01 per share ("Bank Common Stock") in a one-for-one-share exchange for the Company's common stock, par value $0.01 per share ("Company Common Stock") pursuant to that certain Agreement and Plan of Reorganization dated November 25, 1997 entered into between the Bank and the Company (the "Plan of Reorganization");

     WHEREAS, Section 4 of the Plan of Reorganization provides that the Company shall adopt and assume certain rights and obligations of the Bank under the Stock Option Plan, including the substitution of Company Common Stock for Bank Common Stock as the stock for which options may be granted under the Stock Option Plan;

     WHEREAS, the Plan of Reorganization provides that holders of options under the Stock Option Plan prior to the effective time will receive an option to purchase the same number of shares of Company Common Stock at the same exercise price and in accordance with such other terms and conditions as pertained to the options outstanding under the Stock Option Plan prior to the Effective Time; and

     WHEREAS, the Company and the Bank have determined that it is appropriate to enter into an agreement amending the Stock Option Plan.

     NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) receipt of which is hereby acknowledged and the mutual promises and covenants contained herein, the Bank and the Company agree as follows:

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     1.   DEFINITIONS:
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     (a)  The definition of "Board" contained in Section 2 of the Stock Option
Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Board" means the Board of Directors of Mechanics Savings Bank and, if the context so permits or requires, the Board of Directors of MECH Financial, Inc.

     (b) The definition of "Common Stock" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Common Stock" means the Company's Common Stock, par value $0.01 per share."

     (c) The following definition shall be added to Section 2 of the Stock Option Plan:

          "Company" means MECH Financial, Inc.

     (d) The definition of "Committee" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Committee" means the entire Board with the exception of those directors who are also employees or officers of the Company or the Bank or, if so delegated by the Board, the Organization and Compensation Committee of the Board, provided that no Committee member is an officer or employee of the Company or the Bank.

     (e) The definition of "Non-Employee Director" shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Non-Employee Director" means a member of the Board who is not an employee of the Company, the Bank, or their respective subsidiaries.

     (f) The definition of "Option Agreement" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Option Agreement" means a written agreement in a form attached hereto as Appendix A to be entered into by the Company, the Bank and the Grantee of an Option, as provided in Section 8 hereof.

     (g) The definition of "Subsidiary" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Subsidiary" means an entity of which, at the time such subsidiary is to be determined, at least 50% of the total combined voting power of all classes

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          of stock of such entity is held by the Company, the Bank, or their respective subsidiaries (exclusive of the ownership by the entity whose subsidiary is being determined).

     2. Except as otherwise specifically provided for in this Amendment No. 1, all references made to the "Bank" in Sections 5(a)(iv), 10(c), 10(g), 16, and 17, shall be deemed to refer to the Company.

     3. Except as otherwise specifically referred to in Amendment No. 1 all references made to the "Bank" in Sections 1, 10(d), 11, 12, 13, 15, and 18 shall be deemed to refer both to the Bank and the Company.

     4.   AMENDMENT TO SECTION 9 OF STOCK OPTION PLAN.
          --------------------------------------------

     The final sentence of Section 9 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          Payment of the Option Price shall be made in cash or shares of Common Stock valued at the Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property as the Company deems appropriate, or if, authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds sufficient to pay the Option Price.

     5.   AMENDMENT TO SECTION 14 OF STOCK OPTION PLAN.
          ---------------------------------------------

     Section 14 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          14.  EFFECT OF CHANGES IN CAPITALIZATION

          (a)  Changes in Common Stock.  If the outstanding shares of Common
               ------------------------
          Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kind of shares for the purchase of which Options may be granted under Section 5(d) of the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent

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          practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

          (b)  Reorganization in Which the Company is the Surviving Entity.
               -----------------------------------------------------------
          Subject to Subsection (c) hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

          (c)  Reorganization in Which the Company is Not the Surviving Company
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          or Sale of Assets or Stock.  Upon the dissolution or liquidation of
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          the Bank, or upon a merger, consolidation or reorganization of the
          Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or upon any transaction approved by the Board which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options or stock appreciation rights covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10 above and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during the period following the notice of termination described below to exercise such Option in whole or in part, whether or not such Option was otherwise vested and exercisable at the time such notice of termination is given and without regard to any installment limitation on exercise imposed pursuant to Section 10 above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

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          (d)  Adjustments.  Adjustments under this Section 14 related to stock
               -----------
          or securities of the Company shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

          (e)  No Limitations on Company. The grant of an Option pursuant to the
               -------------------------
          Plan shall not affect or limit in any way the right or power of the Company or Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

          (f) Except as provided in this Section 14, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the outstanding Options.

6.   The following Section 16.A shall be added to the Stock Option Plan:

          16.A CHANGE IN CONTROL

               (a) Upon the occurrence of a Change in Control (as hereinafter defined):

                    (1) All Options shall become immediately exercisable in full for the remainder of their terms.

                    (2) All Stock Appreciation Rights shall become immediately exercisable in full for the remainder of their terms.

               (b) A "Change in Control" is the occurrence of any one of the following events:

                    (i) any Person (other than a Grantee, the Company, Bank or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Bank (or any subsidiary of either)) is or becomes an "Acquiring Person";

                    (ii) less than eighty percent (80%) of the total membership of the Board shall be Continuing Directors; or

                    (iii) the shareholders of the Company shall approve a merger or consolidation of the Company or the Bank or a plan of complete

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          liquidation of the Company or an agreement for the sale or disposition by the Company or the Bank of all or substantially all of the Company's or Bank's assets to another Person, except in any such case in a transaction in which immediately after such merger, consolidation or sale, exchange or transfer, the shareholders of the Company, in their capacities as such and as a result thereof, shall own at least
          50 percent in voting power of the then outstanding securities of the Company or of any surviving Person pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation, or of the other Person to which such sale, exchange or transfer of assets is made.

               (c) A "Change in Control" shall be deemed not to have occurred if (A) such event is mandated or directed by a regulatory body having jurisdiction over the Company's or the Bank's operations.

               (d)  For purposes of this Section 16.A.:

                    (1) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange
          Act) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed Form 13-G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Form 13-G for reporting of ownership.

                    (2) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

                    (3) "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                    (4) "Person" shall mean any individual, corporation, partnership, group, association or other "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act.


7    OTHER PROVISIONS TO REMAIN IN EFFECT.
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     Except as expressly modified or amended by this Amendment, all of the terms,

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covenants and conditions of the Agreement and all Options granted hereunder are hereby ratified and confirmed, all to remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 1 as of the date first written above.

                              MECHANICS SAVINGS BANK

                              By: /s/ Edgar C. Gerwig
                                  -------------------
                                Edgar C. Gerwig
                                Its President

                              MECH FINANCIAL, INC.

                              By: /s/ Edgar C. Gerwig
                                  -------------------
                                Edgar C. Gerwig
                                Its President

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